                                  EXHIBIT B



                          STOCKHOLDERS VOTING AGREEMENT

                                      Among

                       Kirk W. Foley, as Designated Agent

        and the Participating Stockholders identified on EXHIBIT A hereto






                            Dated: October 19, 2001

                                TABLE OF CONTENTS

     1.  VOTING AGREEMENT....................................................1

     2.  IRREVOCABLE PROXY...................................................2

     3.  POWERS AND DUTIES OF DESIGNATED AGENT...............................2

     4.  PURPOSE.............................................................4

     5.  CHANGES IN COMMON STOCK.............................................4

     6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS; INDEMNIFICATION.....4

     7.  COVENANTS AND AGREEMENTS OF STOCKHOLDERS............................5

     8.  COMPLIANCE WITH PROXY RULES.........................................6

     9.  RESIGNATION OF DESIGNATED AGENT.....................................6

     10. SUCCESSOR PROXY.....................................................7

     12. TERM OF AGREEMENT...................................................7

     12. EFFECT OF TERMINATION...............................................7

     13. NOTICE..............................................................7

     14. PAYMENT OF EXPENSES AND TAXES.......................................8

     15. AMENDMENT OF AGREEMENT..............................................8

     16. INJUNCTIVE RELIEF...................................................8

     17. CONSTRUCTION OF AGREEMENT...........................................9

     18. MISCELLANEOUS.......................................................9


Exhibit A...................................................................A-1
Exhibit B...................................................................B-1
Exhibit C...................................................................C-1
Exhibit D...................................................................D-1
Schedule 1..................................................................S-1

                          STOCKHOLDERS VOTING AGREEMENT



     This STOCKHOLDERS VOTING AGREEMENT made this 19th day of October, 2001 by and among Kirk W. Foley, an individual (the "DESIGNATED AGENT") and each of the stockholders identified on EXHIBIT A hereto (the "PARTICIPATING STOCKHOLDERS", and together with the Designated Agent, collectively referred to herein as the "STOCKHOLDERS").

     WHEREAS, the Stockholders are each an owner of issued and outstanding shares of Common Stock, par value $1.00 per share (the "STOCK") of HMI Industries Inc., a Delaware corporation (the "COMPANY");

     WHEREAS, the Stockholders deem it to be in the best interest of the Company and its stockholders to enter into this Agreement and to grant to the Designated Agent an irrevocable proxy (the "PROXY") in connection herewith;

     WHEREAS, all of the Participating Stockholders agree that the irrevocable proxy is coupled with an interest; and

     WHEREAS, the Stockholders desire to enter into an agreement to be specifically enforceable against each of them pursuant to which they agree to vote and sell their shares of Owned Stock (as such term is defined in Section 1 hereof) in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Stockholders hereby agree as follows:

     1. Voting Agreement. Each Participating Stockholder hereby agrees to vote all of the Stock now or hereafter owned of record, beneficially owned, or controlled by such Participating Stockholder ("OWNED STOCK"), as directed by the Designated Agent, in the Designated Agent's sole and absolute discretion. This will include each and every matter submitted to the Company's stockholders for stockholder vote, consent, waiver, release, or other action and the right to take part in any corporate or stockholders' action, whether ordinary or extraordinary, and on any other matter that the Designated Agent may request. The right of the Designated Agent to direct the vote of the Participating Stockholders in their capacities as stockholders (or vote on behalf of the Participating Stockholders pursuant to Section 2 hereof) includes, but is not limited to, votes relating to: (a) the sale or merger of the Company; (b) the purchase or sale of assets by the Company; (c) fixing the number and election of Directors of the Company; (d) changing the Company's capital structure; (e) amending the Company's Certificate of Incorporation or Bylaws; and (f) reclassifying the Company's capital stock. The Participating Stockholders will not have any right under this Agreement or otherwise, with respect to any matter on which they are entitled to vote as stockholders of the Company, to vote or to take part in any corporate or stockholders' action or to do or perform any act or thing that stockholders of the Company are now or may hereafter become entitled to do or to perform, EXCEPT as may be directed by the Designated Agent. Notwithstanding the foregoing, however, this Agreement will not affect the right of a Participating Stockholder, in such Participating Stockholder's capacity as a stockholder of the Company, to receive distributions, assets, dividends, evidences of indebtedness, or otherwise, that may be distributed by the Company to its stockholders from time to time, nor effect or compromise any rights, fiduciary obligations, or duties of a Participating Stockholder in such Participating Stockholder's capacity as a member of the Board of Directors of the Company, any committee thereof, or as an employee of the Company.

     2. Irrevocable Proxy. In order to insure the obligations of each of the Participating Stockholders to vote such Participating Stockholder's Owned Stock in accordance with the provisions of Section 1 hereof, each of the Participating Stockholders will execute and deliver contemporaneously herewith an Irrevocable Proxy, in the form attached as EXHIBIT B hereto, granting to the Designated Agent the right to vote, or to execute and deliver stockholder written consents, in respect of all Owned Stock of such Participating Stockholder; PROVIDED, HOWEVER, that the authority granted to the Designated Agent hereunder will not apply to any vote on any merger, sale or other transaction with an entity in which the Designated Agent has or will have an equity ownership interest that is disproportionately high in relation to the Participating Shareholders.

     3. Powers and Duties of Designated Agent.

         (a) DISCRETION OF DESIGNATED AGENT. In directing the voting of the Participating Stockholders, or in exercising the Designated Agent's rights to vote as such Participating Stockholders' proxy, or in doing any act with respect to the furtherance of this Agreement, or otherwise acting hereunder, the Designated Agent will exercise the Designated Agent's sole and absolute discretion.

         (b) INTERESTED TRANSACTIONS. The Designated Agent may act as a Director, an officer, or an employee of the Company and may vote for himself as such and may be a stockholder of the Company, or otherwise be interested in, the Company. The Designated Agent or any firm of which the Designated Agent may be a member, or any entity of which the Designated Agent may be a principal, employee, consultant, stockholder, partner, director, or officer, may: (1) contract with the Company or (2) may be or become pecuniarily interested in any matter or transaction to which the Company may be a party or in which the Company may be in any way concerned.

         (c) COMPENSATION. The Designated Agent will serve as such without compensation. The Designated Agent may, however, in the Designated Agent's individual capacity, serve as a Director and/or officer or employee of the Company or of any subsidiary or controlled or affiliated corporation, and may receive compensation therefor. No contract or other transaction between the Designated Agent and the Company or any subsidiary or controlled or affiliated corporation in which the Designated Agent may be interested, will be rendered invalid by the fact that the Designated Agent is a contracting party or is interested in such firm or other corporation.

         (d) IMMUNITIES OF THE DESIGNATED AGENT. The Designated Agent will incur no responsibility or liability to the Participating Stockholders, as Designated Agent, stockholder, Director, trustee, or otherwise, by reason of any error of judgment or mistake of law or other mistake, or for any misconstruction of this Agreement, or for any action of any sort taken or omitted hereunder or believed by the Designated Agent to be in accordance with the provisions and intent hereof or otherwise, except for the Designated Agent's own individual willful misconduct.

         (e) RELIANCE BY THE DESIGNATED AGENT. In the discharge of the Designated Agent's duties hereunder, the Designated Agent will be fully protected in acting in reliance upon any instrument, document, or paper believed by the Designated Agent to be genuine and to have been executed by the proper parties. The Designated Agent will likewise be fully protected in taking or refraining from taking any action hereunder in reliance upon any certificate or certificates purporting to be duly signed, as to the existence or non-existence of any fact or facts, or the performance or non-performance of any act or acts, and may accept as conclusive any statement made in any such certificate.

         (f) BOND; ADVISORS. The Designated Agent will not be required to give bond or security for the discharge of the Designated Agent's duties under this Agreement. The Designated Agent may, in the Designated Agent's sole and absolute discretion, consult with counsel to be selected by the Designated Agent and will incur no liability to the Participating Stockholders in respect of any action taken on the advice of any such counsel.

     4. Purpose. It is the express desire of the Stockholders to maximize stockholders' value of the Company, which may include, without limitation: (a) the sale or merger of the Company; (b) electing Directors to the Company's Board of Directors; (c) amending the Company's Certificate of Incorporation or Bylaws; or (d) some combination of any one or more of the forgoing.

     5. Changes in Common Stock. In the event that subsequent to the date of this Agreement, any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger) are issued on, or in exchange for, any of the shares of the Stock held by the Stockholders by reason of any stock dividend, stock split, consolidation of shares, reclassification, or consolidation involving the Company, or any shares of Stock or other Company securities are acquired or obtained by a Participating Stockholder through an open market transaction, exercise of an option, warrant, lapse of restrictions, or other right to acquire or obtain Stock or other Company securities, or otherwise, such shares or securities shall be deemed to be Owned Stock for purposes of this Agreement and the Proxy.

     6. Representations and Warranties of Stockholders; Indemnification. Each Participating Stockholder hereby represents and warrants to each of the other Participating Stockholders and the Designated Agent that as of the date hereof:
(a) such Participating Stockholder is the beneficial owner of and has the right to vote the number of shares of Owned Stock set forth opposite such Participating Stockholder's name on EXHIBIT A attached hereto, such shares of Owned Stock constitute all of the capital stock of the Company owned or controlled by such Participating Stockholder, and such shares of Owned Stock are owned or controlled by such Participating Stockholders free from any liens, encumbrances, or adverse claims, including, without limitation, margin call rights; (b) such Participating Stockholder has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement, other than one which has expired or terminated prior to the date hereof; (c) to such Participating Stockholder's knowledge, there are no pending or threatened claims, lawsuits, investigations, causes of action, or grievances of the Company, whether derivative or direct, relating to or arising out of, such Participating Stockholder's relationship with the Company, its stockholders, directors, suppliers, customers or otherwise, except as may be disclosed on EXHIBIT C hereto; (d) subject to the amendment described in Section 7(a) hereof, such Participating Stockholder's Schedule 13-D presently on record with the Securities and Exchange Commission, if any, is true, accurate, and complete in all respects; (e) such Participating Stockholder has complied in all respects with all applicable Federal, state and foreign securities laws and regulations with respect to the acquisition of such Participating Stockholder's Owned Stock;
(f) the information with respect to such Participating Stockholder set forth on the Information Questionnaire attached hereto as EXHIBIT D is true, accurate and complete in all respects; and (g) such Participating Stockholder will not take any action inconsistent with the purposes and provisions of this Agreement. Each Participating Stockholder hereby agrees to indemnify and hold harmless each other Participating Stockholder and the Designated Agent from any and all costs, expenses, losses, damages, and liabilities incurred or suffered, by any of them (including, without limitation, legal, accounting, and professional expenses), resulting from, or attributable to, the breach of, or misstatement in, any one or more of the representations, warranties, agreements, and covenants of such Participating Stockholder contained in this Agreement.

     7. Covenants and Agreements of Stockholders.

         (a) SCHEDULE 13-D. If applicable, each Participating Stockholder hereby covenants and agrees that: (i) such Participating Stockholder will file, in a timely fashion, a Schedule 13-D (or amended Schedule 13-D, as the case may be) including any and all appropriate amendments thereto, with respect to the execution and delivery of this Agreement, and the intent of the Stockholders that are party hereto, and (ii) upon filing, such Schedule 13-D or amended
Schedule 13-D, as the case may be, will be true, accurate and complete in all respects, and consistent with the terms of this Agreement and the Schedule 13-D filed by the Designated Agent, a copy of which is attached hereto as SCHEDULE 1.

         (b) TRANSFERS RESTRICTED. Subject to transfers required pursuant to
Section 7(c) hereof, during the term of this Agreement, no Participating Stockholder may transfer any of the shares of Owned Stock owned by such Participating Stockholder, except for transfers that may be directed and approved by the Designated Agent, in the Designated Agent's sole and absolute discretion. Any transfers made in violation of this Section will be null and void.

         (c) REQUIRED TRANSFERS. Each Participating Stockholder covenants and agrees that upon request of the Designated Agent, such Participating Stockholder will promptly and properly tender any and all Owned Stock owned by such Participating Stockholder into a sale, tender offer, or exchange offer that is presented to the Company's stockholders for consideration; PROVIDED, HOWEVER, that the authority granted to the Designated Agent pursuant to this Section 7(c), will not apply in the cases of sales, tender offers, or exchange offers by entities in which the Designated Agent has an equity ownership interest that is disproportionately high in relation to the Participating Stockholders. In this event, and only in this event, each Participating Stockholder will be permitted to separately and specifically exercise such Participating Stockholder's disposition and voting rights with respect to such matter.

         (d) MATERIAL CHANGES. Each Participating Stockholder covenants and agrees that such Participating Stockholder will promptly notify the Designated Agent in writing of any event or change in circumstance that would render the representations and warranties of such Participating Stockholder false or inaccurate, or misleading in any material respect.

         (e) NO ADDITIONAL PROXIES. Each Participating Stockholder covenants and agrees that during the term of this Agreement, such Participating Stockholder will not grant any other proxy or voting rights with respect to any Owned Stock.

     8. Compliance with Proxy Rules. Each Stockholder hereby represents and warrants to the other Stockholders that such Stockholder has not discussed this Agreement with any stockholder of the Company (other than the signatories to this Agreement), nor has such Stockholder solicited a proxy from any other stockholder in violation of the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to, Rule 14a-2 promulgated thereunder. Each Stockholder further covenants and agrees not to solicit the proxy of any stockholder of the Company, nor seek to have any other stockholder (other than the original signatories to this Agreement) become a party to this Agreement.

     9. Resignation of Designated Agent. The Designated Agent may at any time resign by delivering to the Participating Stockholders the Designated Agent's written notice of such resignation, to take effect not sooner than ten (10) days from the date the notice is given.

     10. Successor Proxy. Upon the death or the Permanent Disability (as such term is defined below) of the Designated Agent, Murray Walker will become the successor Designated Agent hereunder, unless Participating Stockholders holding at least seventy percent (70%) of the Owned Stock subject to this Agreement appoint a different successor Designated Agent. Upon such death or Permanent Disability and appointment of a successor Designated Agent, each Participating Stockholder agrees to execute and deliver to Mr. Walker or such other successor appointed by the Participating Stockholders, as the case may be, an additional Irrevocable Proxy in the form attached as EXHIBIT B hereto, naming Mr. Walker or such other successor appointed by the Participating Stockholders, as the case may be, as proxy therein. For purposes of this Agreement, the term "Permanent Disability" means permanent disability as determined by any physician of The Cleveland Clinic of Cleveland, Ohio or its successors and assigns.

     11. Term of Agreement. This Agreement shall remain in effect until three
(3) years from the date hereof, unless sooner terminated by: (a) resignation of the Designated Agent in accordance with Section 9 hereof; (b) the completion of a sale of the Company, whether by merger, tender offer, exchange offer, or a sale of all or substantially all of the Company's assets; or (c) upon the affirmative vote or consent of Participating Stockholders holding at least 2,450,000 shares of Owned Stock, PROVIDED, HOWEVER, that this Agreement may only be terminated pursuant to this clause (c) after the Company's 2003 Annual Meeting of Stockholders.

     12. Effect of Termination. Upon the termination of this Agreement in accordance with Section 11 hereof, this Agreement will be of no further force and effect and the Designated Agent and each of the Participating Stockholders will timely file an amended Schedule 13-D evidencing such termination.

     13. Notice. All notices, requests, demands and other communications to be given to any Stockholder under this Agreement must be in writing and will be deemed duly given: (a) when personally delivered; (b) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back; (c) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid; or (d) one (1) business day after having been dispatched by a nationally recognized overnight courier service, delivery fees prepaid, addressed to such Stockholder at the address set forth on

EXHIBIT A hereto (or at such other address or number as is given in writing by such Stockholder to the Designated Agent).

     14. Payment of Expenses and Taxes. All expenses incurred by the Designated Agent, including the compensation of agents, accountants, professionals, and attorneys employed by the Designated Agent, incident to the performance of the Designated Agent's duties hereunder (including the preparation of this Agreement), will be paid by the Designated Agent, who will be immediately and fully reimbursed by those Stockholders identified on Exhibit A who have agreed to share expenses on a several basis in proportion to their ownership of Owned Stock subject to this Agreement:

     15. Amendment of Agreement. This Agreement may be amended at anytime and from time to time with the written consent of both the Designated Agent and the affirmative vote or consent of Stockholders holding at least seventy percent (70%) of the Owned Stock subject to this Agreement; PROVIDED, that this Agreement may be amended by the Designated Agent without the consent or approval of the Stockholders if such amendment is solely for the purpose of conforming with any rule, regulation, or requirement of the Securities and Exchange Commission or any other Federal, state, foreign or local authority. Except in cases of conforming amendments, the Designated Agent will cause to be sent to the Stockholders a copy of the proposed amendment and a form which may be appropriately marked and returned to the Designated Agent for the purpose of determining whether the Stockholders holding the requisite amount of the Owned Stock approve such amendment.

     16. Injunctive Relief. It is acknowledged by each Participating Stockholder that it will be impossible to measure the damages that would be suffered by the Designated Agent and the other Participating Stockholders if a Participating Stockholder fails to comply with all the provisions of this Agreement and that in the event of any such failure, the Designated Agent and the other Participating Stockholders will be irreparably injured and will not have an adequate remedy at law. Each Participating Stockholder hereby acknowledges and agrees that, in the event any Participating Stockholder fails to comply with any provision of this Agreement, the Designated Agent will be entitled, without the posting of bond, to obtain specific performance of the Participating Stockholders' obligations hereunder, and to obtain immediate injunctive relief. Each Participating Stockholder agrees not to assert, and hereby waives, as a defense in any proceeding for such specific performance or injunctive relief, that the Designated Agent or the other Participating Stockholders have an adequate remedy at law. The remedies described herein are not be the exclusive remedies for any breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

     17. Construction of Agreement. The Designated Agent is authorized and empowered to construe this Agreement. The Designated Agent's construction of the same made in good faith will be final, conclusive, and binding upon all parties hereto and upon all other interested parties.

     18. Miscellaneous.

         (a) ENTIRE AGREEMENT. Once executed by all the Stockholders, this Agreement will contain the entire understanding among the parties. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

         (b) SURVIVAL. This Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and permitted assigns of the parties hereto.

         (c) COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and such counterparts will together constitute one and the same instrument. The execution by any one party of any counterpart will be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

         (d) GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender includes the neuter or feminine, and the singular number includes the plural.

         (e) EFFECTIVENESS OF AGREEMENT. This Agreement will become effective only at such time as it is signed by all the Stockholders.

         (f) GOVERNING LAW. The validity of this Agreement, or any part hereof, and the interpretation and enforcement of all provision hereof, will be governed, construed, and enforced in accordance with the internal, substantive laws of the State of Delaware.

         (g) INVALIDITY. The invalidity of any term or provisions of this Agreement will not affect the validity of the remainder of this Agreement and this Agreement will be enforced to the greatest extent permitted by law.

         (h) HEADINGS. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (i) ENFORCEABILITY. If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable.

         (j) NO WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

         (k) SEPARATE LEGAL COUNSEL. Each Participating Stockholder acknowledges and agrees that: (1) Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., has been retained by and solely represents the Designated Agent in connection herewith; and (2) such Participating Stockholder has been advised by independent legal counsel in connection with the negotiation, execution, and delivery of this Agreement.

         (l) NO THIRD PARTY BENEFICIARIES. This Agreement is being entered into solely for the benefit of the Stockholders that are parties hereto and except as otherwise provided herein, the parties hereto do not intend to confer any benefits on any person, firm or corporation other than the Stockholders. This Agreement and the rights and benefits conferred hereby may only be enforced by the Stockholders that are parties hereto.

         (m) JURISDICTION; JURY TRIAL. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Ohio, Eastern Division, or in the absence of Federal Court jurisdiction, to the exclusive jurisdiction of the Cuyahoga County, Ohio Court of Common Pleas, for adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and further stipulates that either such court is the proper venue for such dispute, and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding, any claim that such Stockholder is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Stockholder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by Certified U.S. Mail to such Stockholder at the street address for such notices set forth on EXHIBIT A hereto, and agrees that such service shall be deemed to irrevocably waive any right such Stockholder may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder.

         IN WITNESS WHEREOF, the Designated Agent and the Participating Stockholders have executed this Agreement as of the date first above written.

DESIGNATED AGENT:

 /s/ Kirk W. Foley
-----------------------------------
Kirk W. Foley


                         [COUNTERPART SIGNATURE PAGES OF
                       PARTICIPATING STOCKHOLDERS FOLLOW]

          [COUNTERPART SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]


                                         Steeplechase Corp.


                                         By: /s/ Barry Needler
                                            -----------------------------------
                                         Printed: Barry Needler
                                                 ------------------------------
                                         Its: President
                                             ----------------------------------


THE EXECUTION OF A COUNTERPART SIGNATURE PAGE SHALL BE FOR ALL PURPOSES TREATED AS THE EXECUTION OF THE STOCKHOLDER VOTING AGREEMENT AND THE SIGNATORY SHALL BE BOUND BY THE TERMS AND CONDITIONS THEREOF.

[COUNTERPART SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]


                                         Fairway Inc.


                                         By: /s/ Barry Needler
                                            -----------------------------------
                                         Printed: Barry Needler
                                                 ------------------------------
                                         Its: President
                                             ----------------------------------


THE EXECUTION OF A COUNTERPART SIGNATURE PAGE SHALL BE FOR ALL PURPOSES TREATED AS THE EXECUTION OF THE STOCKHOLDER VOTING AGREEMENT AND THE SIGNATORY SHALL BE BOUND BY THE TERMS AND CONDITIONS THEREOF.

[COUNTERPART SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]



                                             /s/ Daniel A. Thompson
                                          -----------------------------------
                                          Daniel A. Thompson


THE EXECUTION OF A COUNTERPART SIGNATURE PAGE SHALL BE FOR ALL PURPOSES TREATED AS THE EXECUTION OF THE STOCKHOLDER VOTING AGREEMENT AND THE SIGNATORY SHALL BE BOUND BY THE TERMS AND CONDITIONS THEREOF.

[COUNTERPART SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]




                                           /s/ Anne M. Baker
                                          -----------------------------------
                                          Anne M. Baker


THE EXECUTION OF A COUNTERPART SIGNATURE PAGE SHALL BE FOR ALL PURPOSES TREATED AS THE EXECUTION OF THE STOCKHOLDER VOTING AGREEMENT AND THE SIGNATORY SHALL BE BOUND BY THE TERMS AND CONDITIONS THEREOF.

[COUNTERPART SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]



                                           /s/ Carol Dhama
                                          -----------------------------------
                                          Carol Dhama


THE EXECUTION OF A COUNTERPART SIGNATURE PAGE SHALL BE FOR ALL PURPOSES TREATED AS THE EXECUTION OF THE STOCKHOLDER VOTING AGREEMENT AND THE SIGNATORY SHALL BE BOUND BY THE TERMS AND CONDITIONS THEREOF.

[COUNTERPART SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]


                                          Isetan Management Ltd.


                                          By: /s/ Murray Walker
                                             ---------------------------------
                                               Murray Walker, President

THE EXECUTION OF A COUNTERPART SIGNATURE PAGE SHALL BE FOR ALL PURPOSES TREATED AS THE EXECUTION OF THE STOCKHOLDER VOTING AGREEMENT AND THE SIGNATORY SHALL BE BOUND BY THE TERMS AND CONDITIONS THEREOF.

[COUNTERPART SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]


                                          Roy W. Cronacher Jr.
                                          Living Trust
                                          Dated 10/7/83

                                      By: /s/ Roy W. Cronacher
                                          -----------------------------------
                                          Roy W. Cronacher, Trustee


THE EXECUTION OF A COUNTERPART SIGNATURE PAGE SHALL BE FOR ALL PURPOSES TREATED AS THE EXECUTION OF THE STOCKHOLDER VOTING AGREEMENT AND THE SIGNATORY SHALL BE BOUND BY THE TERMS AND CONDITIONS THEREOF.

                                    EXHIBIT A



----------------------------- --------------------------------------- ------------------------- ----------------------
                                                                      Number of Shares of Owned
                                                                       Stock as of Date of this
       Stockholder                       Address                              Agreement         Share Expenses
----------------------------- --------------------------------------- ------------------------- ----------------------
Steeplechase Corp.            P.O. Box 2463, Station B,                          1,709,250                Yes
                              Richmond Hill, Ontario
                              Canada L4E 1A5
----------------------------- --------------------------------------- ----------------------------- ------------------

Fairway Inc.                  P.O. Box 2463, Station B,                            150,750                Yes
                              Richmond Hill, Ontario
                              Canada L4E 1A5
----------------------------- --------------------------------------- ----------------------------- ------------------

Daniel A. Thompson            2200 Parker Drive,                                    43,967
                              Mississauga,Ontario,
                              Canada L5B 1W2
----------------------------- --------------------------------------- ----------------------------- ------------------

Anne M. Baker                 2 Park Avenue,                                       137,186
                              Peru, Illinois 61354
----------------------------- --------------------------------------- ----------------------------- ------------------

Carol Dhama                   105 Windermere Cres.,                                 33,775
                              Richmond Hill, Ontario
                              Canada L4C 6Y8
----------------------------- --------------------------------------- ----------------------------- ------------------

Isetan Management Ltd.        4 Hunters Glen Road, Aurora,                         253,100                Yes
                              Ontario, Canada L46 6W4
----------------------------- --------------------------------------- ----------------------------- ------------------

Roy W. Cronacher              1076 Goodlette Road, North,                           11,000
                              Naples, Florida 34102
----------------------------- --------------------------------------- ----------------------------- ------------------

Kirk W. Foley                 6845 Davand Drive,                                   555,016                Yes
                              Mississauga, Ontario
                              Canada L5T 1L4
----------------------------- --------------------------------------- ----------------------------- ------------------

                                    EXHIBIT C
                                   DISCLOSURES


None

                                    EXHIBIT D

                            INFORMATION QUESTIONNAIRE



1.   Name of Stockholder:_______________________________________________________

2.   Residence Address:_________________________________________________________

3.   Business Address:__________________________________________________________

4.   Current Principal Occupation and Employer:_________________________________

5. Have you been convicted of any crime, or have you been or are you presently subject to any criminal proceedings (excluding traffic violations or similar misdemeanors) within preceding five years?

CHECK ONE:      _______ No          ________ Yes (attach sheet with explanation)

6.   Citizenship:_______________________________________________________________

7. Within the last five (5) years, were you a party to a civil proceeding of a judicial or administrative nature that resulted in a judgment, decree or final order: (i) that enjoins future violations or prohibits or mandates activities subject to Federal or state securities laws, or (ii) finding any violation of such securities laws?

CHECK ONE:      _______ No          ________ Yes (attach sheet with explanation)

8.   Number of shares of Owned Stock:___________________________________________

9.   Number of shares of Owned Stock over which you exercise:

     (i)  sole voting power: _________________________

     (ii) shared voting power: _________________________

     (iii) sole dispositive power: _________________________

     (iv) shared dispositive power: _________________________

10. Is legal title to any of your Owned Stock held by a custodian, broker, trust, corporation, pledgee, or other entity?

CHECK ONE:      _______ No     ________ Yes
                               (Please provide detail of such legal title below)





                                      D-1